EXHIBIT 10.1

DATED 30th DAY OF SEPTEMBER, 2018

ABBYDALE MANAGEMENT LIMITED

and

COSMOS HOLDINGS INC. (Ex PRIME ESTATES & DEVELOPMENTS, INC.)

SHARE PURCHASE AGREEMENT

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THIS AGREEMENT is made on the 30th day of September, 2018 BETWEEN:

(1)	ABBYDALE MANAGEMENT LIMITED, a company incorporated on 28/02/2018 pursuant to the laws of Belize, with registration number 169,928, having its registered office at Suite 102, Ground Floor, Corner of Eyre & Hutson Streets, Blake Building, Belize City, Belize (hereinafter called "the Purchaser")

AND

(2)	COSMOS HOLDINGS INC. (Ex PRIME ESTATES & DEVELOPMENTS, INC.), a company incorporated pursuant to the laws of United States of America, with Business Identification number NV20091458416, having its registered office at Baring Blvd, 1955, Corporate Administrative Services Inc, Sparks, NV89434 Nevada, USA, having its offices at 141 West Jackson Blvd, Suite 4236, Chicago, IL, USA (hereinafter called the "Seller")

WHEREAS:

(A)	The Seller holds the beneficial interest in 5000 ordinary shares of nominal value EUR 1 each in and corresponding to 100% of the issued share capital of the registered Cyprus company AMPLERISSIMO LTD (hereinafter called the "Company"), under registration number HE 215070, having its registered office at 16, Krinon, 3110 Limassol, Cyprus;

(B)	the Seller has agreed to sell to the Purchaser the Sale Shares in the share capital of the Company and the Purchaser has agreed to purchase the Sale Shares upon the terms hereinafter appearing.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND RULES OF CONSTRUCTION

1.1	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the meanings assigned to them below:

"Sale Shares" means 5000 ordinary shares of nominal value EUR 1 each held by the Seller in the share capital of the Company constituting 100% of the issued share capital of the Company.

"Day" or "days" means working days.

"EUR" means EURO, the currency of the European Union.

1.2	RULES OF CONSTRUCTION

The terms defined in this Agreement shall include the plural as well as the singular form of such defined terms, and the use of any gender herein shall be deemed to include the other gender.

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2.	SALE OF SHARES / COMPLETION

2.1	With this Agreement the Seller sells to the Purchaser, and the Purchaser purchases from the Seller, the Sale Shares free from all charges or liens or any other encumbrances (whether known about or not) and with all rights attaching thereto. The agreed price is €5000, which the Purchaser undertakes to pay to the Seller within five days from signing this Agreement.

2.2	The Seller and the Purchaser hereby expressly and unequivocally declare that the beneficial interest in the Sale Shares is transferred today from the Seller to the Purchaser absolutely with no reservation or hindrance of any kind and that both parties will exercise all necessary documents for transferring the Sale Shares to the Purchaser.

3.	COMPLETION

With the execution of this Agreement the sale of the Sale Shares is considered completed. The Seller shall deliver or procure delivery to the Purchaser of such documents as may be necessary to transfer to the Purchaser the full beneficial ownership of the Sale Shares.

4.	WARRANTIES AND REPRESENTATIONS

The Seller hereby warrants and represents to the Purchaser in the terms set out in The Schedule annexed to this Agreement, and the Purchaser enters into this Agreement relying upon the same.

5.	GENERAL PROVISIONS

5.1	NOTICES

All notices and other communications hereunder by a Party hereto shall be written in English and (a) delivered in person or (b) transmitted by facsimile (in which case the sender shall simultaneously telephone the addressee and confirm receipt and send by recorded letter a copy) to the addressee at the address provided herein or at such other address as may have been specified by like notice:

The Seller:

COSMOS HOLDINGS INC. (Ex PRIME ESTATES & DEVELOPMENTS, INC.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois, USA.

The Purchaser:

ABBYDALE MANAGEMENT LIMITED

Suite 102, Ground Floor, Corner of Eyre & Hutson Streets, Blake Building, Belize City, Belize

5.2	FEES AND EXPENSES

Each one of the Parties respectively shall bear its own external costs incurred in connection with the negotiation, preparation and conclusion of this Agreement, including, without limitation, the costs of all advocates' fees.

5.3	HEADINGS AND REFERENCES

The descriptive headings of the Articles of this Agreement are inserted for convenience only and do not affect the interpretation of this Agreement. All references in this Agreement to an "Article" or "the Schedule" refer to the corresponding Article of or Schedule to this Agreement unless otherwise indicated to the contrary. The Schedule hereto forms part of and is incorporated in this Agreement.

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5.4	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties hereto with respect to the subject matter hereof and thereof.

5.5	SEVERABILITY

The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision in any other jurisdiction, it being intended that all rights and obligations of the Parties hereto shall be enforceable to the fullest extent permitted by law.

5.6	SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective successors and assigns. None of the two Parties hereto may assign its rights or obligations hereunder in whole or in part without the prior written consent of the other Party.

5.7	AMENDMENTS WAIVERS

This Agreement may not be amended, modified or supplemented and no waivers of or consents to or departures from the provisions hereof may be given unless consented to in writing by the two Parties hereto.

5.8	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

5.9	GOVERNING LAW

The construction, validity and performance of this Agreement shall be governed by the Laws of the Republic of Cyprus and all disputes which may arise under, out or in connection with or in relation to this Agreement shall be referred to the exclusive jurisdiction of the Courts of the Republic of Cyprus.

It is provided that any dispute that may arise under the terms and conditions of this Agreement shall first be duly and appropriately referred to Arbitration proceedings in Cyprus and only where such Arbitration proceedings fail to resolve the dispute to the satisfaction of the Parties may the Parties proceed to submit an application in the competent courts of Cyprus.

5.10	ALL TERMS OF ESSENCE OF AGREEMENT

All terms of this Agreement are of the essence.

5.11	AGREEMENT MADE IN DUPLICATE

The present Agreement has been made in duplicate each Party receiving one copy.

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IN WITNESS WHEREOF this Agreement has been duly executed by the Parties on the date first above written.

The Seller	The Purchaser

/s/ Grigorios Siokas	/s/ Matthew Bradley
Grigorios Siokas	Matthew Bradley
CEO and Director of	Director of
COSMOS HOLDINGS INC.	ABBYDALE MANAGEMENT LIMITED

Witness:	Witness:

Name:	Name:
Passport No:	Passport No:

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THE SCHEDULE

The Seller represents and warrants to the Purchaser that

1.	the Seller is a company duly incorporated under the Laws of United States of America and that it has taken all necessary corporate action to approve and authorize its entry into this Agreement and in the performance of its obligations hereunder;

2.	the Sale Shares are fully paid;

3.	it is the absolute beneficial owner of the Sale Shares to be sold by it, and each of the Sale Shares will be free from all charges, liens and encumbrances whatsoever;

4.	the execution and delivery of this Agreement

4.1	does not and will not cause the Company or the Seller or either of them to be in breach of any of the terms and provisions of any agreement or arrangement or order or injunction of any Court or competent tribunal;

4.2	does not and will not relieve any person of or entitle any person to terminate any contractual or other obligation to the Company;

5.	the information relating to the incorporation, shareholders, officers and other corporate details of each of the Seller and the Company which the Seller or the Company have supplied to the Purchaser or the Purchaser's advocates is true and accurate;

6.	the Company is a limited liability company duly organized and validly existing under the laws of Cyprus;

7.	the Company has all authority, licenses and permits necessary to carry out its business and, in particular, has complied in all material respects with the provisions of the Companies Act of Cyprus and all other relevant legislation; and

8.	the Company does not have any liabilities which have not been disclosed to the Purchaser and that there is no claim, action, suit, proceeding, arbitration, investigation or hearing, pending or threatened by or before any court or governmental or administrative agency or authority or private arbitration tribunal against the Company and that the Company is not a Party to any litigation or arbitration.

The Seller	The Purchaser

/s/ Grigorios Siokas	/s/ Matthew Bradley
Grigorios Siokas	Matthew Bradley
CEO and Director of	Director of
COSMOS HOLDINGS INC.	ABBYDALE MANAGEMENT LIMITED

Witness:	Witness:
Name:	Name:
Passport No:	Passport No:

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